Exhibit 10.9

Dated: March 13, 2014

CALL OPTION AND COOPERATION AGREEMENT

among

Han Hongtao

Xie Chun

and

Shanghai eHi Car Rental Co., Ltd.

on

Shanghai eHai Information Technology Service Co., Ltd.

Call Option and Cooperation Agreement

This Call option and Cooperation Agreement (“this Agreement”) is made and entered into in Shanghai, the People’s Republic of China (the “PRC”) as of March 13, 2014 by and among the following Parties:

(1)           Han Hongtao, a PRC resident, whose ID card number is 310109196810262014;

(2)           Xie Chun, a PRC resident, whose ID card number is 320623197901246459;

(Han Hongtao and Xie Chun, each an “Existing Shareholder”, collectively the “Existing Shareholders”);

(3)           Shanghai eHi Car Rental Co., Ltd., with its registered address at Suite 409, Building No. 49, 33 Wenxi Road, Shanghai (“eHi Car Rental”); and

(4)           Shanghai eHi Information Technology Service Co., Ltd., with its registered address at Suite 530, 177, 181 and 183 Baode Road, Shanghai (“eHi Information”).

In this Agreement, the aforesaid parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS,

A.            The Existing Shareholders are the sole registered shareholders of eHi Information and lawfully own all the equity interests in eHi Information and their respective contributions to and percentages of the registered capital of eHi Information as of the date hereof being as set out in Schedule 1 hereto.

B.            eHi Car Rental is a limited liability company lawfully incorporated and validly existing in the PRC and is an important partner of eHi Information by providing technical support, consultancy and related services to eHi Information.

C.            The Existing Shareholders agree to grant to eHi Car Rental an irrevocable option (“Call Option”), under which, the Existing Shareholders shall, subject to the PRC Laws and at the request of eHi Car Rental, transfer, in accordance with this Agreement, the Equity Interests Option (as defined below) to eHi Car Rental and/or any other entity or individual designated by it.

D             eHi Information agrees for the Existing Shareholders to grant eHi Car Rental a Call Option in accordance with this Agreement.

E             eHi Car Rental agrees to cooperate with the Existing Shareholders and eHi Information in accordance with this Agreement.

NOW, THEREFORE, the Parties hereby agree as follows after consultation:

Article 1                Definitions and Interpretation

1.1.        Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“PRC Laws” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Equity Transfer Option” means, with respect to each Existing Shareholder, all the equity interests held by it in the Registered Capital (as defined below) of eHi Information; with respect to the Existing Shareholders, 100% equity interests in the Registered Capital of eHi Information.

“Transferrable Equity Interests” means the equity interests in eHi Information which eHi Car Rental shall be entitled to request, upon exercise of its Call Option (“Exercise of Option”), any of or all the Existing Shareholders to transfer to it or its designated entity or individual in accordance with Article 3.2 hereof, being either the whole or a part of the Equity Interests Option , as may be determined by eHi Car Rental in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Transfer Price” means the aggregate considerations payable by eHi Car Rental or its designated entity or individual to the Existing Shareholders upon each Exercise of Option for the acquisition of the Transferrable Equity Interests.

“eHi Information Assets” means all tangible and intangible assets owned or disposable by eHi Information during the term hereof, including, without limitation, any immovable property, personal property, and intellectual property such as trademarks, copyrights, patents, know-hows, domain names and software use rights.

“Material Agreements” means any agreement to which eHi Information is a party and eHi Car Rental and/or Runstar International Limited is another party, having material effect on the business or assets of eHi Information, including, without limitation, the Framework Agreement on Licensing of Online Game (internal version), the Framework Agreement on Licensing of Online Game (external version), Trademark Use License Agreement, Domain Name Use License Agreement, Exclusive Technology and Service Agreement and other agreements pertinent to the business of eHi Information.

“Shareholding Limit” has the meaning ascribed to it in Article 3.2 hereof.

“Exercise Notice” has the meaning ascribed to it in Article 3.5 hereof.

“Power of Attorney” has the meaning ascribed to it in Section 3.7 hereof.

“Confidential Information” has the meaning ascribed to it in Article 9.1 hereof.

“Defaulting Party” has the meaning ascribed to it in Article 12.1 hereof.

“Default” has the meaning ascribed to it in Article 12.1 hereof.

“Party’s Rights” has the meaning ascribed to it in Article 13.5 hereof.

1.2          In this Agreement, any reference to any PRC Law shall be deemed to include:

1.2.1       a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

1.2.2       a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3          Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article 2                Grant of Call option

2.1          The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant eHi Car Rental a Call Option, under which eHi Car Rental shall be entitled to require that, to the extent permitted under PRC laws, the Existing Shareholders transfer the Equity Interest Option to eHi Car Rental or any entity or individual to be designated by it in the manner prescribed herein and eHi Car Rental agrees to accept such option.

2.2          eHi Information hereby agrees for the Existing Shareholders to grant eHi Car Rental such Equity Transfer Option pursuant to Article 2.1 above and other provisions hereof

Article 3                Exercise of Call option

3.1          To the extent permitted under PRC laws, eHi Car Rental shall have absolute discretion to decide on the specific time, manner and number of times it will exercise the Call Option.

3.2          If any PRC law in effect at the time of Exercise of Option permits eHi Car Rental and/or its designated entity or individual to own all equity interests of eHi Information, eHi Car Rental may elect to exercise all of its Call Option on a lump sum basis and eHi Car Rental and/or its designated entity or individual will accept all Equity Transfer Option from the Existing Shareholders on a lump sum basis; if any PRC law in effect at the time of Exercise of Option only permits eHi Car Rental and/or its designated person to own part of the equity interests of eHi Information, eHi Car Rental shall be entitled to determine the Transferrable Equity Interests in an amount no more than the limit of shareholding as permitted under the PRC laws (the “Shareholding Limit”) and eHi Car Rental and/or its designated entity or individual will accept such amount of Equity Transfer Option from the Existing Shareholders. Under such situation, eHi Car Rental shall be entitled to exercise the Call Option gradually and in several installments, so as to ultimately acquire all Equity Transfer Option.

3.3          In connection with each Exercise of Option, eHi Car Rental shall be entitled to determine in its sole discretion the amounts of the equity interests to be transferred by the Existing Shareholders to eHi Car Rental and/or other entity or individual designated by it as a result of such Exercise of Option; and the Existing Shareholders shall each transfer to eHi Car Rental and/or other entity or individual designated by it the Transferrable Equity Interests in such amounts as requested by eHi Car Rental. eHi Car Rental and/or other entity or individual designated by it shall pay the Transfer Price to the transferring Existing Shareholders for the Transferrable Equity Interests acquired as a result of each Exercise of Option.

3.4          In connection with each Exercise of Option, eHi Car Rental may either acquire the Transferrable Equity Interests itself or designate a third party to acquire all or part of such Transferrable Equity Interests.

3.5          Whenever eHi Car Rental elects to exercise its options hereunder, it shall give the Existing Shareholders an Equity Transfer Option exercise notice (“Exercise Notice”, the forms of which are set out in Schedules 2 hereto). Upon receipt of an Exercise Notice, the Existing Shareholders shall, acting in accordance with Article 3.3, immediately transfer the Transferrable Equity Interests to eHi Car Rental and/or other entity or individual designated by it pursuant to the Exercise Notice.

3.6          The Existing Shareholders hereby severally and jointly warrant and undertake that, immediately upon issuance of Exercise Notice by eHi Car Rental, it shall:

(1)           promptly convene a shareholders’ meeting, at which a resolution of the shareholders’ meeting shall be adopted and all other necessary measures taken to agree to transfer all Transferrable Equity Interests to eHi Car Rental and/or its designated entity or individual for the price agreed to herein;

(2)           promptly execute an equity transfer contract with eHi Car Rental and/or its designated entity or individual to give effect to the transfer of all Transferrable Equity Interests to eHi Car Rental and/or its designated entity or individual; and

(3)           provide necessary support to eHi Car Rental upon request of eHi Car Rental and pursuant to the laws and regulations, including providing and executing all relevant documents, completing all government approval and registration procedures and fulfilling all relevant obligations, so that eHi Car Rental and/or its designated entity or individual may acquire all Transferrable Equity Interests free of any legal defects.

3.7          At the time of execution hereof, the Existing Shareholders shall respectively execute a power of attorney (the “Power of Attorney”, the form of which is set forth in Appendix III hereto), to authorize any person to be designated by eHi Car Rental to execute on its behalf in accordance herewith any and all legal documents required for eHi Car Rental and/or its designated entity or individual to acquire all Transferrable Equity Interests free of any legal defects.  Such Power of Attorney shall be placed under the custody of eHi Car Rental and, when necessary, eHi Car Rental may at any time require that the Existing Shareholders respectively execute many copies of such Power of Attorney and submit the same to the competent government authorities.

Article 4                Transfer Price

In connection with each Exercise of Option by eHi Car Rental, the aggregate Transfer Prices payable by eHi Car Rental or its designated entity or individual to each of the Existing Shareholders shall be the amount of the contributions to the Registered Capital of eHi Information as represented by the relevant Transferrable Equity Interests as of March 13, 2014 (“Corresponding Amount”).  If the PRC Laws then in effect impose any compulsory restriction by providing that the Transfer Price shall be higher than the foregoing Corresponding Amount, eHi Car Rental or its designated entity or individual shall be entitled to determine the lowest price permissible by the PRC Laws as the Transfer Price.  Subject to the applicable laws, each of the Existing Shareholders shall gift to eHi Information the difference between the Transfer Price obtained by the Existing Shareholders in connection with Transferrable Equity Interests and the Corresponding Amount.

Article 5                Representations and Warranties

5.1          The Existing Shareholders hereby severally and jointly make the following representations and warranties and such representations and warranties shall remain in full effect as if they were made at the time of transfer of Equity Transfer Option:

5.1.1       It is a Chinese citizen with full civil capacity, has full and independent legal status and capacity, has obtained proper authorization to execute, deliver and perform this Agreement, and can independently act as a party to a lawsuit.

5.1.2       It has full power and authority to execute and deliver this Agreement and all other documents to be executed by it with respect to the transactions contemplated by this Agreement and to consummate such transactions.

5.1.3       This Agreement is lawfully and duly executed and delivered by it.  This Agreement constitutes its lawful and binding obligations and is enforceable against it in accordance with its terms.

5.1.4       When this Agreement becomes effective, it shall be the lawful owner of the Equity Transfer Option and the Equity Transfer Option shall be free from any lien,

pledge, claim, other security interest or third party encumbrances other than those created in this Agreement, the Equity Pledge Agreement it has entered into with eHi Car Rental, and other agreements or legal documents signed with eHi Car Rental and/or eHi Information.  In accordance with this Agreement, upon Exercise of Option, eHi Car Rental and/or its designated entity or individual shall have good ownership of the Transferrable Equity Interests free from any lien, pledge, claim, other security interest or third party encumbrances.

5.2          eHi Information hereby makes the following representations and warranties:

5.2.1       It is a limited liability company duly established and lawfully existing under PRC laws and has an independent legal person status. It has complete and independent legal position and legal capacity to execute, deliver and perform this Agreement and can independently act as a party to a lawsuit.

5.2.2       It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it with respect to the transactions contemplated by this Agreement and it has full power and authority to consummate the transactions contemplated by this Agreement.

5.2.3       This Agreement is lawfully and duly executed and delivered by it.  This Agreement constitutes its lawful and binding obligations and is enforceable against it in accordance with its terms.

5.2.4       When this Agreement becomes effective, the Existing Shareholders are the sole registered shareholders of eHi Information.  In accordance with this Agreement, upon Exercise of Option, eHi Car Rental and/or its designated entity or individual shall have good ownership of the Transferrable Equity Interests free from any lien, pledge, claim, other security interest or third party encumbrances.

Article 6                Undertakings of Existing Shareholders

The Existing Shareholders hereby severally and jointly make the following undertakings:

6.1          During the term of this Agreement, except those disclosed to eHi Car Rental with the prior written consent eHi Car Rental or subject to compulsory legal requirements:

6.1.1       it will not transfer or otherwise dispose of any Equity Transfer Option or encumber any Equity Transfer Option with any security interest or other third party rights;

6.1.2       it will not increase or reduce the registered capital of eHi Information;

6.1.3       it will not announce the distribution of or actually issue any profits, dividends or bonuses;

6.1.4       it will not agree or cause a merger or split of eHi Information;

6.1.5       it will not directly or indirectly own equity interests in, act as a director or become an employee of or provide service (except those services provided during the ordinary course of business of eHi Information) to, any domestic or overseas entities engaging in similar or competing business with eHi Information;

6.1.6       it will ensure that eHi Information will not be terminated, liquidated or dissolved; and

6.1.7       it will not revise the articles of association of eHi Information.

6.2          It shall ensure, during the term of this Agreement, that eHi Information will fulfill its undertakings under the following Article 7.1.

6.3          During the term of this Agreement, they shall use their respective best efforts to develop the business of eHi Information and ensure the lawful and rules-compliant operation of eHi Information and shall not commit any act or omission likely to impair the assets or goodwill of eHi Information or affect the validity of the business permits of eHi Information.  If they cease to be the shareholders of eHi Information, they will cause their respective successors to undertake in writing to assume their rights and obligations hereunder and with full legal effect.

Article 7                Undertakings of eHi Information

7.1          eHi Information hereby undertakes that, during the term of this Agreement, except those disclosed to eHi Car Rental with the prior written consent of eHi Car Rental or subject to compulsory legal requirements:

7.1.1       it will not dispose of the assets of eHi Information, except those occurred during the ordinary course of business;

7.1.2       it will not dispose of in any way the operation right and income right for any of its businesses;

7.1.3       it will not terminate any material agreement to which it is a party, nor will it enter into any other agreements in conflict with any existing material agreements;

7.1.4       it will not lend or borrow money, provide guarantee or any other form of security, or assume any material obligations outside of its ordinary course of business;

7.1.5       it will not acquire or invest any entity;

7.1.6       it will not or cause any money of eHi Information to be deposited into the accounts of other units or individuals, except those occurred during the ordinary course of business; and

7.1.7       it will not incur any liability or contract with a value in excess of RMB500,000, except those occurred during the ordinary course of business.

7.2          If the execution and performance hereof and the grant of the Call Option hereunder require the consent, permission, waiver or authorization of any third party or the approval, permission or exemption of any government authority or the registration or filing with any government authority (such as required by law), it will use its best efforts to help to satisfy such requirements.

7.3          Without the prior written consent of eHi Car Rental, eHi Information will not help or permit the Existing Shareholders to transfer or otherwise dispose of any Equity Transfer Option or encumber any Equity Transfer Option with any security interest or other third party rights.

7.4          It will not commit or permit any act or action that may have an adverse effect on its rights hereunder.

Article 8                Undertakings of Car Rental

In connection with the loss or capital need during the ordinary course of business of eHi Information, eHi Car Rental undertakes that, if the cooperation between eHi Information and eHi Car Rental does not help eHi Information realize its operation target, eHi Car Rental shall give necessary support to eHi Information to the extent as permitted by the laws notwithstanding the provisions of other agreement between them, so long as the Existing Shareholders and eHi Information have fulfilled their respective obligations and undertakings hereunder and their respective representations and warranties hereunder remain true and valid.

Article 9                Confidentiality

9.1          Whether this Agreement is terminated or not, the Existing Shareholders shall be obliged to keep confidential the following information (hereinafter referred to collectively as the “Confidential Information”):

(i) the execution, performance and contents of this Agreement;

(ii) the business secrets, proprietary information and customer information in relation to eHi Car Rental known to or received by them in connection with the execution and performance of this Agreement; and

(iii) the business secrets, proprietary information and customer information in relation to eHi Information known to or received by them as the shareholders of eHi Information.

The Existing Shareholders may use such Confidential Information only for the performance of their obligations hereunder. Without the prior written consent of eHi Car Rental, none of the Existing Shareholders may disclose such Confidential Information to any third party or they shall be liable for breach of contract and make indemnification for any losses that may result therefrom.

9.2          Upon termination of this Agreement, at the request of Car Rental, each of the Existing Shareholders shall return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and cease to use such Confidential Information.

9.3          Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 10             Term of Agreement

This Agreement shall become effective as of the date it is duly executed by the Parties hereto and terminate as of the time the entirety of the Equity Interests Option hereunder shall have been lawfully transferred to eHi Car Rental and/or other entity or individual designated by it in accordance with the provisions hereof.

Article 11             Notice

11.1        Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

11.2        Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

Article 12             Liability for Breach of Contract

12.1        The Parties agree and acknowledge that if any Party (the “Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform any obligations hereunder, such breach or failure shall constitute a default hereunder (the “Default”) and that in such event, the non-defaulting Party shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, the non-defaulting Party may elect, in its discretion, to do the following:

(1)           terminate this Agreement and demand the Defaulting Party to indemnify for all damages; or

(2)           demand a specific performance by the Defaulting Party of its obligations hereunder and compensation for all damages by the Defaulting Party.

12.2        The Parties agree and acknowledge that, the Existing Shareholders and eHi Information shall not request to terminate this Agreement for any reason under any situation.

12.3                        The rights and remedies hereunder are cumulative and shall not preclude other rights or remedies provided by laws.

12.4                        Notwithstanding other provisions hereof, this article shall survive the suspension or termination of this Agreement.

Article 13                                        Other Provisions

13.1                        This Agreement is executed in Chinese in four (4) original counterparts to be held by each Party, each of which shall have equal effect and validity.

13.2                        The conclusion, effectiveness, interpretation, performance and termination hereof shall be governed by PRC laws.

13.3                        If any dispute arises out of the interpretation or performance hereof, the Parties shall try to settle such dispute through friendly consultation.  If such dispute has failed to be settled by the above means within thirty (30) days after the beginning of such consultation, any Party may refer such dispute to the competent court for litigation.

13.4                        No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies

13.5                        No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (the “Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

13.6                        The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

13.7                        Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

13.8                        Once executed, this Agreement shall replace any other legal documents entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

13.9                        Without prior written consent of eHi Car Rental, neither the Existing Shareholders nor eHi Information shall assign any of its rights and/or obligations hereunder to any third party and eHi Car Rental may assign any of its rights and/or obligations hereunder to any third party designated by it with a prior notice to the Existing Shareholders and eHi Information.

13.10                 This Agreement shall be binding upon the legal assignees or successors of the Parties.

[Remainder of this page intentionally left blank]

(Signature Page of this Agreement)

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Party A:	/s/ Han Hongtao
Han Hongtao

Party B:	/s/ Xie Chun
Xie Chun

Party C: Shanghai eHi Car Rental Co., Ltd. (Corporate Seal)

Authorized Representative (Signature):	/s/ Ruiping Zhang

Party D: Shanghai eHai Information Technology Service Co., Ltd. (Corporate Seal)

Authorized Representative (Signature):	/s/ Han Hongtao

Appendix I:

BASIC INFORMATION OF EHI INFORMATION

Company Name: Shanghai eHi Information Technology Service Co., Ltd.

Registered Address: Suite 530, 177, 181 and 183 Baode Road, Shanghai

Registered Capital: RMB1 Million

Shareholding Structure as of the Effective of this Agreement:

Shareholder Name	Amount of Contributed Registered Capital		Percentage of Capital Contribution	Form of Capital Contribution
Han Hongtao	RMB	500.000	50%	cash
Xie Chun	RMB	500.000	50%	cash

Financial Year: January 1-December 31

Appendix II:

Exercise Notice

To:                              (shareholder’s name)

Whereas, this company entered into the Call Option and Cooperation Agreement (the “Call Option Agreement”) with you and Shanghai eHi Information Technology Service Co., Ltd. (“eHi Information”) on             , 2014, which provides that, to the extent permitted under PRC laws and regulations, you shall transfer the equity interest you hold in eHi Information to this company or any third party to be designated by this company as required by this company,

Therefore, this company hereby issues the following notice to you:

This company hereby requires to exercise the Call Option under the Call Option Agreement and that the transfer of []% of the registered capital of eHai Information you hold (the “Equity Interest to Be Transferred”) be accepted by [this company]/[name of company/individual] to be designated by this company.  Upon receipt of this notice, you are supposed to promptly transfer all the Equity Interest to Be Transferred to [this company]/[name of designated company/individual] in accordance with the provisions of the Call Option Agreement.

Faithfully yours,

Shanghai eHi Car Rental Co., Ltd. (Seal)

Authorized Representative:

Date:

Appendix III

Power of Attorney

I, Han Hongtao (ID number:310109196810262014) hereby irrevocably authorize [              ] (passport number:                                                                        ) as my authorized representative to execute for Shanghai eHi Car Rental Co., Ltd. (“eHi Car Rental”) all legal documents necessary for or relating to the exercise of the rights under the Call Option and Cooperation Agreement among eHi Car Rental, Shanghai eHi Information Technology Service Co., Ltd and myself.

Signature:
Date:

Power of Attorney

I, Xie Chun (ID number:320623197901246459) hereby irrevocably authorize [              ] (passport number:                                                                        ) as my authorized representative to execute for Shanghai eHi Car Rental Co., Ltd. (“eHi Car Rental”) all legal documents necessary for or relating to the exercise of the rights under the Call Option and Cooperation Agreement among eHi Car Rental, Shanghai eHi Information Technology Service Co., Ltd and myself.

Signature:
Date:

Power of Attorney

I, Han Hongtao (ID number:310109196810262014) hereby irrevocably authorize Zhang Ruiping (passport number: 711188529) as my authorized representative to execute for Shanghai eHi Car Rental Co., Ltd. (“eHi Car Rental”) all legal documents necessary for or relating to the exercise of the rights under the Call Option and Cooperation Agreement among eHi Car Rental, Shanghai eHi Information Technology Service Co., Ltd. and myself.

Signature:	/s/ Han Hongtao
Date:

Power of Attorney

I, Xie Chun (ID number:320623197901246459) hereby irrevocably authorize Zhang Ruiping (passport number: 711188529) as my authorized representative to execute for Shanghai eHi Car Rental Co., Ltd. (“eHi Car Rental”) all legal documents necessary for or relating to the exercise of the rights under the Call Option and Cooperation Agreement among eHi Car Rental, Shanghai eHi Information Technology Service Co., Ltd. and myself.

Signature:	/s/ Xie Chun
Date